UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 15, 2004

                         CALYPTE BIOMEDICAL CORPORATION
                         ------------------------------
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

       DELAWARE                        000-20985                  06-1226727
       --------                        ---------                  ----------
(STATE OR OTHER JURISDICTION)   (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER
   OF INCORPORATION)                                           IDENTIFICATION)

                5000 HOPYARD RD., SUITE 480, PLEASANTON CA 94588

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (925) 730-7200
                                                          --------------

                                       N/A

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In connection with the resignation of Anthony J. Cataldo as Executive Chairman of the Board of Directors on November 15, 2004, Calypte Biomedical Corporation (the "Company") and Mr. Cataldo entered into an Agreement (the "Agreement") pursuant to which Mr. Cataldo will receive a total cash payment of $513,389, payable on a monthly basis over a two-year period commencing on December 15, 2004, subject to the acceleration of up to $375,000 in the event the Company closes a financing in excess of $10,000,000. Additionally, on January 3, 2005, the Company will pay $520,000 for Mr. Cataldo to exercise 1,625,000 options at an exercise price of $0.32 per share. Further, Mr. Cataldo's remaining options to purchase 2,500,000 shares at $0.585 per share will immediately vest. Mr. Cataldo's total remuneration under the Agreement is $1,033,389, plus the payment of a portion of his COBRA insurance costs. Mr. Cataldo shall provide advisory services as may be requested by the Company's Chief Executive Officer.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As described under Item 1.01 above, on November 15, 2004, the Company and Mr. Cataldo entered into an Agreement, that among other things, terminates in its entirety the employment agreement between the Company and Mr. Cataldo dated May 10, 2002 (the "Employment Agreement") pursuant to which Mr. Cataldo was entitled to an annual salary of $400,000 through May 10, 2007 and an automobile allowance. The Company's total remaining liability under the Employment Agreement was $1,033,389, plus certain medical insurance benefits. Mr. Cataldo's financial entitlements under the Agreement are an aggregation of his financial entitlements under the Employment Agreement.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) On November 15, 2004, Mr. Cataldo resigned from his position as Executive Chairman and as Director of the Company as well as from all other positions he held with affiliated entities.

(d) On November 15, 2004, the Board of Directors of the Company appointed Roger Gale as a member of its Board of Directors and as Chairman. Mr. Gale succeeds Mr. Cataldo as Chairman of the Board of Directors. Mr. Gale was recommended to the Nominating Committee of the Board of Directors by Marr Technologies Limited, which has the right to designate two directors to the Board in connection with its August 2003 investment in Calypte. Mr. Gale will not serve on any committees of the Board. Mr. Gale, is, and will continue to be, Chairman of the Board of Directors, Chief Executive Officer and a shareholder of WaveCrest Group Enterprises Limited, a communications service provider, which is majority-owned by Marr T&T Limited, an affiliate of Marr Technologies BV, the Company's largest stockholder.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1 Calypte Biomedical Corporation press release dated November 16, 2004

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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  Pleasanton, California
       November 19, 2004

                                       Calypte Biomedical Corporation

                                       By: /s/ Richard D. Brounstein
                                           -------------------------------------
                                           Richard D. Brounstein
                                           Executive Vice President and
                                              Chief Financial Officer